Exhibit 99.1

Sussex Bancorp	Contacts:	Anthony Labozzetta, President/CEO
200 Munsonhurst Road		Steven Fusco, SVP/CFO
Franklin, NJ 07416		973-827-2914

SUSSEX BANCORP ANNOUNCES THIRD QUARTER RESULTS FOR 2010

FRANKLIN, NEW JERSEY – October 28, 2010– Sussex Bancorp (“Company”) (NASDAQ: “SBBX”) today announced its financial results for the three and nine months ended September 30, 2010.

For the quarter ended September 30, 2010, the Company reported net income of $631 thousand, a decrease of $266 thousand as compared to the third quarter of 2009.  Basic and diluted earnings per share were $0.19 in the third quarter of 2010 compared to $0.28 for the third quarter of 2009.  For the nine months ended September 30, 2010, the Company’s net income decreased $166 thousand, or 9.5%, to $1.6 million from the $1.7 million earned for the same period last year.  Diluted earnings per share were $0.48 for the nine months ended September 30, 2010 compared to $0.54 for the same period in 2009.

Highlights for the quarter and nine months ended September 30, 2010 include:
•	For the nine months ended September 30, 2010, net interest income (tax equivalent) increased 8.7% over the same period last year driven by a higher net interest margin.
•	Net interest margin was 3.76% for the nine months ended September 30, 2010, a 25 basis point increase from 3.51% for the same period last year. This increase was attributed to lower cost of funds.
•
Provision for loan losses increased $781 thousand, or 49.3%, for the nine months ended September 30, 2010 as compared to the same period last year, which resulted in a 20.4% growth in the allowance for loan losses.  The allowance for loan losses totaled $6.1 million at September 30, 2010, or 1.83% of total loans as compared to $5.5 million, or 1.65% of total loans at December 31, 2009.

•	Non-accrual loans remain unchanged at approximately $22 million for the last three quarters.
•	Nonperforming assets have declined by $3.6 million, or 11.8%, since June 30, 2010 to $27.0 million at September 30, 2010.
•	Return on Average Assets of 0.52% for the third quarter and 0.44% for the nine months.
•
At September 30, 2010 the leverage, Tier I and Total Risk Based Capital ratios for Sussex Bank were 8.94%, 12.29% and 13.55%, respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Mr. Anthony Labozzetta, Sussex's President and Chief Executive Officer commented, “during the quarter we made progress from our efforts in addressing problem assets as we sold off our largest foreclosed asset with a carrying value of $2.0 million and have seen stabilization in our non-accrual loans during the past six months.”

For the three months ended September 30, 2010, the Company’s net interest income (tax equivalent) decreased $82 thousand, or 1.9%, to $4.3 million from $4.4 million for the third quarter of 2009. The quarterly decline in net interest income was driven by a 26 basis point decrease in the Company’s net interest margin to 3.78% for the quarter ended September 30, 2010, which was largely due to a 61 basis point decrease in the average rate received on earning assets.  For the nine months ended September 30, 2010, the Company’s net interest income (tax equivalent) increased $1.0 million, or 8.7%, to $12.5 million from the $11.5 million earned for the same period last year.  The improvement in net interest income was driven by a 25 basis point increase in the Company’s net interest margin to 3.76% for the nine months ended September 30, 2010, which was largely due to a 74 basis point decrease in the average rate paid on interest bearing liabilities. The improvement in the average rate paid on interest bearing liabilities is a product of management’s effort to reduce funding costs.

The Company reported non-interest income of $1.2 million and $3.5 million for the three and nine month periods ended September 30, 2010, respectively, compared to non-interest income of $1.3 million and $4.1 million for the three and nine month periods ended September 30, 2009, respectively.  The decline for the nine month period was largely due to a non-cash other than temporary impairment charge of $171 thousand related to an equity portfolio fund during the second quarter of 2010, lower insurance commissions of $135 thousand for 2010 and non-recurring gains on the sale of fixed assets of $203 thousand during the second quarter of 2009.

The Company’s non-interest expenses increased $131 thousand, or 3.5%, to $3.8 million for the three months ended September 30, 2010 and decreased $45 thousand, or 0.4%, to $11.2 million for the nine months ended September 30, 2010 as compared to the same periods in 2009.  The increase for the quarter was largely due to an increase of $182 thousand in write-downs on foreclosed real estate and higher loan collection costs of $52 thousand.  The aforementioned increases were partly offset by $205 thousand of severance paid in the third quarter of 2009 that was included in salaries and benefits.   There were no comparable payments in 2010.  The decrease for the nine month period was largely due to a decrease of $247 thousand in write-downs on foreclosed real estate, which was partly offset by an increase in salary and employee benefits expense of $241 thousand, or 4.3% over the same period last year.

At September 30, 2010, non-performing assets, which include non-accrual loans, renegotiated loans and foreclosed real estate, decreased on a linked quarter basis by $3.6 million, or 11.8%, to $27.0 million.  The decrease was largely due to a 52.2% decline in foreclosed real estate resulting principally from the sale of the Company’s largest foreclosed asset during the third quarter of 2010 and declines in renegotiated loans. The ratio of non-performing assets to total assets for September 30, 2010, June 30, 2010 and September 30, 2009 were 5.58%, 6.32% and 4.31%, respectively. The allowance for loan losses was $6.1 million, or 1.83% of total loans, at September 30, 2010 as compared to $5.5 million, or 1.65% of total loans, at December 31, 2009.

At September 30, 2010 the Company’s total assets were $484.2 million, an increase of $29.4 million, or 6.5%, compared to total assets of $454.8 million at December 31, 2009.  The Company’s total deposits increased $26.6 million, or 7.2%, to $398.7 million at September 30, 2010 from $372.1 million at December 31, 2009.  The growth in deposits was primarily in core deposits, (non-interest demand, NOW, savings and money market accounts), which increased $29.6 million, or 10.9%, at September 30, 2010 as compared to December 31, 2009.  The Company’s gross loans, net of unearned income increased $648 thousand to $333.6 million at September 30, 2010 from $333.0 million at December 31, 2009, as cash and cash equivalents increased $12.6 million, or 54.4%, to $35.6 million at September 30, 2010.  Bank-owned life insurance increased to $10.1 million at September 30, 2010, as the Company purchased an additional $6.5 million during the second quarter of 2010.  At September 30, 2010 the Company’s total stockholders’ equity was $37.0 million, an increase of $2.4 million, or 7.0%, as compared December 31, 2009.

“A key focus for our Company is to work through and reduce our problem assets, which continue to put downward pressure on our results.  In addition, we are focused on building for the future and strengthening our core operating results within a risk management framework.  To this end, during the quarter we have enhanced our senior management team with the addition of a new chief financial officer, a new chief retail officer and the promotion of a new chief credit officer.  Our team is committed to executing our community bank strategy of delivering an extraordinary experience for our customers while assisting with their financial needs,” stated Mr. Labozzetta.

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.  For additional information, please visit the company's Web site at www.sussexbank.com.

When used in this discussion the words: “believes”, “anticipates”, “contemplates”, “expects” or similar expressions are intended to identify forward looking statements.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Those risks and uncertainties include those listed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2009 and changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms.  The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(Dollars in Thousands, Except Percentages and Per Share Data)
(Unaudited)

				Q/E 9/30/10 VS.
	9/30/2010	6/30/2010	9/30/2009	Q/E 6/30/10		Q/E 9/30/09
BALANCE SHEET DATA:
Total securities	$87,779	$79,421	$86,060	10.5%		2.0%
Total loans	333,607	330,179	330,404	1.0%		1.0%
Allowance for loan losses	(6,097)	(5,449)	(5,064)	11.9%		20.4%
Total assets	484,195	484,626	452,534	(0.1	) %	7.0%
Total deposits	398,737	400,051	369,137	(0.3	) %	8.0%
Total borrowings and junior subordinated debt	45,933	45,947	45,991	(0.0	) %	(0.1	) %
Total shareholders' equity	36,959	35,895	34,689	3.0%		6.5%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent)	$4,274	$4,096	$4,356	4.3%		(1.9	) %
Provision for loan losses	662	965	520	(31.4	) %	27.3%
Total other income	1,176	1,143	1,280	2.9%		(8.1	) %
Total other expenses	3,844	3,838	3,713	0.2%		3.5%
Income before provision (benefit) for income taxes	799	303	1,248	163.7%		(36.0	) %
Provision (benefit) for income taxes	168	(2)	351	(8,500.0	) %	(52.1	) %
Net income	$631	$305	$897	106.9%		(29.7	) %

Net income per common share - Basic	$0.19	$0.09	$0.28	111.1%		(32.1	) %
Net income per common share - Diluted	$0.19	$0.09	$0.28	111.1%		(32.1	) %

Return on average assets	0.52%	0.25%	0.78%	105.7%		(33.1	) %
Return on average equity	6.96%	3.42%	10.69%	103.7%		(34.9	) %
Effficiency ratio (a)	70.53%	73.26%	65.88%	(3.7	) %	7.1%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent)	$12,457		$11,455			8.7%
Provision for loan losses	2,364		1,583			49.3%
Total other income	3,500		4,070			(14.0	) %
Total other expenses	11,218		11,263			(0.4	) %
Income before provision for income taxes	1,967		2,230			(11.8	) %
Provision for income taxes	388		485			(20.0	) %
Net income	$1,579		$1,745			(9.5	) %

Net income per common share - Basic	$0.49		$0.54			(9.3	) %
Net income per common share - Diluted	$0.48		$0.54			(11.1	) %

Return on average assets	0.44%		0.50%			(11.2	) %
Return on average equity	5.91%		7.08%			(16.5	) %
Effficiency ratio (a)	70.30%		72.55%			(3.1	) %

SHARE INFORMATION:
Book value per common share	$11.37	$11.04	$10.69	3.0%		6.4%
Average diluted shares outstanding (QE)	3,309	3,283	3,256	0.8%		1.6%

CAPITAL RATIOS:
Total equity to total assets	7.63%	7.41%	7.67%	3.1%		(0.4	) %
Leverage ratio (b)	8.94%	8.84%	8.91%	1.1%		0.3%
Tier 1 risk-based capital ratio (b)	12.29%	11.94%	11.85%	2.9%		3.7%
Total risk-based capital ratio (b)	13.55%	13.19%	13.11%	2.7%		3.4%

ASSET QUALITY AND RATIOS:
Non-accrual loans	$22,403	$22,529	$13,263	(0.6	) %	68.9%
Renegotiated loans	2,537	3,551	1,883	(28.6	) %	34.7%
Foreclosed real estate	2,095	4,564	4,380	(54.1	) %	(52.2	) %
Non-performing assets	$27,035	$30,644	$19,526	(11.8	) %	38.5%

Loans 90 days past due and still accruing	$330	$1,262	$4,263	(73.9	) %	(92.3	) %
Non-accrual loans to total loans	6.72%	6.82%	4.01%	(1.58	) %	67.29%
Non-performing assets to total assets	5.58%	6.32%	4.31%	(11.7	) %	29.4%
Allowance for loan losses as a % of non-performing loans	24.45%	20.89%	33.43%	17.01%		(26.88	) %
Allowance for loan losses to total loans	1.83%	1.65%	1.53%	10.7%		19.2%

(a) Efficiency ratio calculated non-interest expense divided by net interest income (tax equivalent) plus non-interest income.
(b) Sussex Bank capital ratios.

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	September 30, 2010	September 30, 2009	December 31, 2009

Cash and due from banks	$32,644	$13,240	$8,779
Federal funds sold	3,000	2,038	14,300
Cash and cash equivalents	35,644	15,278	23,079

Interest bearing time deposits with other banks	600	100	100
Trading securities	-	3,974	2,955
Securities available for sale	85,677	80,040	71,315
Federal Home Loan Bank Stock, at cost	2,102	2,046	2,045

Loans receivable, net of unearned income	333,607	330,404	332,959
Less: allowance for loan losses	6,097	5,064	5,496
Net loans receivable	327,510	325,340	327,463

Foreclosed real estate	2,095	4,380	3,843
Premises and equipment, net	6,868	7,165	7,065
Accrued interest receivable	1,925	2,120	1,943
Goodwill	2,820	2,820	2,820
Bank-owned life insurance	10,069	3,326	3,360
Other assets	8,885	5,945	8,853

Total Assets	$484,195	$452,534	$454,841

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$37,765	$39,037	$34,155
Interest bearing	360,972	330,100	337,920
Total Deposits	398,737	369,137	372,075

Borrowings	33,046	33,104	33,090
Accrued interest payable and other liabilities	2,566	2,717	2,262
Junior subordinated debentures	12,887	12,887	12,887

Total Liabilities	447,236	417,845	420,314

Total Stockholders' Equity	36,959	34,689	34,527

Total Liabilities and Stockholders' Equity	$484,195	$452,534	$454,841

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
INTEREST INCOME
Loans receivable, including fees	$4,765	$4,923	$14,194	$14,520
Securities:
Taxable	412	651	1,378	2,032
Tax-exempt	292	308	820	897
Federal funds sold	3	5	20	26
Interest bearing deposits	20	1	30	15
Total Interest Income	5,492	5,888	16,442	17,490

INTEREST EXPENSE
Deposits	943	1,264	3,158	5,166
Borrowings	358	359	1,065	1,067
Junior subordinated debentures	62	64	170	251
Total Interest Expense	1,363	1,687	4,393	6,484

Net Interest Income	4,129	4,201	12,049	11,006
PROVISION FOR LOAN LOSSES	662	520	2,364	1,583
Net Interest Income after Provision for Loan Losses	3,467	3,681	9,685	9,423

OTHER INCOME
Service fees on deposit accounts	375	380	1,049	1,095
ATM and debit card fees	128	126	370	354
Bank-owned life insurance	100	41	219	144
Insurance commissions and fees	485	548	1,622	1,757
Investment brokerage fees	24	30	133	111
Realized holding gains (losses) on trading securities	-	2	7	21
Gain on sale of securities, available for sale	(2)	55	52	55
Gain on sale of fixed assets	2	-	2	203
Gain (loss) on sale of foreclosed real estate	12	(34)	17	(35)
Impairment write-downs on equity securities	-	-	(171)	-
Other	52	132	200	365
Total Other Income	1,176	1,280	3,500	4,070

OTHER EXPENSES
Salaries and employee benefits	1,885	2,070	5,865	5,624
Occupancy, net	336	320	1,011	979
Furniture, equipment and data processing	325	314	919	991
Advertising and promotion	36	49	138	145
Professional fees	130	168	398	416
Director Fees	65	56	183	182
FDIC assessment	232	172	681	687
Insurance	56	54	167	140
Stationary and supplies	53	37	147	128
Loan collection costs	144	92	307	338
Write-down on foreclosed real estate	182	-	209	456
Expenses related to foreclosed real estate	82	36	222	195
Amortization of intangible assets	3	4	11	14
Other	315	341	960	968
Total Other Expenses	3,844	3,713	11,218	11,263

Income before Income Taxes	799	1,248	1,967	2,230
PROVISION (BENEFIT) FOR INCOME TAXES	168	351	388	485
Net Income	$631	$897	$1,579	$1,745

EARNINGS PER SHARE
Basic	$0.19	$0.28	$0.49	$0.54
Diluted	$0.19	$0.28	$0.48	$0.54

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended September 30,
	2010			2009
Earning Assets:	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Securities:
Tax exempt (3)	$30,669	$436	5.64%	$29,243	$464	6.30%
Taxable	49,501	412	3.30%	61,132	651	4.22%
Total securities	80,170	848	4.20%	90,375	1,115	4.89%
Total loans receivable (4)	329,294	4,765	5.74%	326,645	4,923	5.98%
Other interest-earning assets	39,071	24	0.24%	10,805	5	0.20%
Total earning assets	448,535	$5,637	4.99%	427,826	$6,043	5.60%

Non-interest earning assets	39,847			36,999
Allowance for loan losses	(5,809)			(5,604)
Total Assets	$482,573			$459,220

Sources of Funds:
Interest bearing deposits:
NOW	$67,306	$109	0.64%	$55,906	$132	0.94%
Money market	13,735	25	0.72%	15,766	48	1.22%
Savings	178,833	398	0.88%	173,872	522	1.19%
Time	100,517	411	1.62%	91,252	562	2.44%
Total interest bearing deposits	360,391	943	1.04%	336,796	1,264	1.49%
Borrowed funds	33,051	358	4.24%	33,109	359	4.24%
Junior subordinated debentures	12,887	62	1.88%	12,887	64	1.95%
Total interest bearing liabilities	406,329	$1,363	1.33%	382,792	$1,687	1.75%

Non-interest bearing liabilities:
Demand deposits	38,721			40,130
Other liabilities	1,266			2,723
Total non-interest bearing liabilities	39,987			42,853
Stockholders' equity	36,257			33,575
Total Liabilities and Stockholders' Equity	$482,573			$459,220

Net Interest Income and Margin (5)		$4,274	3.78%		$4,356	4.04%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010			2009
Earning Assets:	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Securities:
Tax exempt (3)	$28,432	$1,227	5.77%	$28,812	$1,347	6.25%
Taxable	49,820	1,379	3.70%	61,628	2,032	4.41%
Total securities	78,252	2,606	4.45%	90,440	3,379	4.99%
Total loans receivable (4)	330,340	14,194	5.74%	324,796	14,519	5.98%
Other interest-earning assets	34,914	50	0.19%	21,226	40	0.25%
Total earning assets	443,506	$16,850	5.08%	436,463	$17,939	5.50%

Non-interest earning assets	38,058			36,269
Allowance for loan losses	(5,991)			(6,059)
Total Assets	$475,573			$466,673

Sources of Funds:
Interest bearing deposits:
NOW	$64,342	$386	0.80%	$57,108	$432	1.01%
Money market	12,857	74	0.77%	15,129	144	1.27%
Savings	174,285	1,398	1.07%	171,164	2,264	1.77%
Time	102,586	1,300	1.69%	103,722	2,325	3.00%
Total interest bearing deposits	354,070	3,158	1.19%	347,122	5,166	1.99%
Borrowed funds	33,065	1,065	4.25%	33,123	1,067	4.25%
Junior subordinated debentures	12,887	170	1.74%	12,887	251	2.57%
Total interest bearing liabilities	400,022	$4,393	1.47%	393,133	$6,484	2.21%

Non-interest bearing liabilities:
Demand deposits	38,474			38,512
Other liabilities	1,436			2,159
Total non-interest bearing liabilities	39,910			40,671
Stockholders' equity	35,641			32,870
Total Liabilities and Stockholders' Equity	$475,573			$466,673

Net Interest Income and Margin (5)		$12,457	3.76%		$11,455	3.51%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets